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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
November 10, 2010

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 BRINKER INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

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Delaware	1-10275	75-1914582
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6820 LBJ Freeway
Dallas, TX 75240
(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code: (972) 980-9917

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The Annual Meeting of Shareholders of the Registrant was held on November 10, 2010. Matters voted upon by shareholders at that meeting were:

Proposal 1

Each of the management's nominees, was elected a director to hold office until the next Annual Meeting of Shareholders or until his or her successor is elected and qualified.

Number of Shares Votes

Name	For	Withheld	Broker Non-Vote
Douglas H. Brooks Joseph M. DePinto Harriet Edelman Marvin J. Girouard John W. Mims George R. Mrkonic Erle Nye Rosendo G. Parra Cece Smith	83,014,850 86,051,642 86,373,687 83,849,657 86,384,205 86,427,018 86,364,658 86,422,367 86,431,370	4,092,758 1,055,966 733,921 3,257,951 723,403 680,590 742,950 685,241 676,238	5,393,042 5,393,042 5,393,042 5,393,042 5,393,042 5,393,042 5,393,042 5,393,042 5,393,042

Proposal 2

The proposal to ratify the appointment of KPMG LLP as Independent Auditors for Fiscal 2011 as approved. The results were as follows:

For	Against	Abstain	Broker Non-Vote
89,437,604	3,053,796	9,250	0

Proposal 3

The proposal for Re-Approval of the Profit Sharing Plan was approved. The results were as follows:
For	Against	Abstain	Broker Non-Vote
83,315,352	3,772,916	19,340	5,393,042

Item 7.01. Regulation FD Disclosure

In the Press Release, the Registrant announced that on November 10, 2010, the Board of Directors declared a quarterly dividend to common stock shareholders in the amount of $0.14 per share. The dividend will be payable on December 30, 2010 to shareholders of record at the close of business on December 10, 2010.

Item 8.01. Other Events

Also, in the Press Release, the Registrant announced that on November 10, 2010, the Board of Directors increased the Registrant's share repurchase authorization by $325.0 million.

Item 9.01. Financial Statements and Exhibits
(d) Exhibits.
99 Press Release, dated November 11, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

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BRINKER INTERNATIONAL, INC.
Date: November 12, 2010	By:	/s/ Douglas H. Brooks Douglas H. Brooks Chairman of the Board, President and Chief Executive Officer